Exhibit 23.0




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Prudential Bancorp, Inc. of Pennsylvania (the "Company"), on Form S-8, of our report dated November 30, 2004, relating to the financial statements of Prudential Savings Bank for the year ended September 30, 2004, appearing in the Company's prospectus dated January 27, 2005, filed pursuant to Rule 242(b) under the Securities Act (No. 333-119130) with the Securities and Exchange Commission on February 4, 2005.


/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 29, 2005